EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 29th day of June 1998, (the "Effective Date"), between TEE-RIFIK CORP. (name to be changed to Shop T.V., Inc.), a Nevada corporation, whose principal place of business is 1984 North Rainbow, Suite 103, Las Vegas, Nevada 89108 (the "Company") and MARK ALFIERI an individual whose address is 1460 S.W. 14th Drive, Boca Raton, Florida 33432 (the "Executive").

                         RECITALS

         A. The Company is a Nevada corporation and is principally engaged in the business of multimedia sales and marketing (the "Business").

         B. The Company desires to employ the Executive and desires to continue to employ the Executive and the Executive desires to continue in the employ of the Company.

         C. The Company has established a valuable reputation and goodwill in the Business.

         D. The Executive, by virtue of the Executive's employment with the Company has become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's business, including the Company's customer base.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

         1.  Recitals.    The above recitals are true, correct, and are herein
         incorporated by reference.

         2. Employment. The Company hereby employs the Executive as its President, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.

         3.  Authority and Power During Employment Period.

             a.   Duties and Responsibilities.   During the term of this
             Agreement, the Executive shall serve as President of the Company and shall have general executive operating supervision over the business and affairs of the Company, its subsidiaries and divisions, subject to the guidelines and direction of the Board of Directors of the Company. It is further the intention of the parties that at all times during the "Term," as hereinafter defined, of the Agreement, the Executive shall serve as a member of the Board of Directors of the Company, in accordance with the Bylaws of the Company.

             b.   Time Devoted.   Throughout the term of the Agreement, the
             Executive shall devote substantially all of the Executive's business time and attention to the business and affairs of the Company consistent with the Executive's senior executive position with the Company, except for reasonable vacations and illness or incapacity, but nothing in the Agreement shall preclude the Executive from engaging in any business for Tricom Pictures
             & Productions, Inc. or any personal business including as a member of the board of directors of related companies, charitable and community affairs, provided that such activities do not interfere with the regular performance of the Executive's duties and responsibilities under this Agreement.

         4. Term. The Term of employment hereunder will commence on the date as set forth above and terminate three (3) years from the Effective Date, and such term shall automatically be extended for successive one (1) year terms thereafter unless (1) the parties mutually agree in writing to alter or amend the terms of the Agreement; or(2) one or both of the parties exercises their right, pursuant to Section 6 herein, to terminate this employment relationship. For purposes of this Agreement, the Term (the "Term") shall include the initial term and all renewals thereof.

         5.  Compensation and Benefits.

             a.   Salary and Bonus.   The Executive shall be entitled to salary
             and bonus as set forth on Exhibit A attached hereto.

             b.   Signing Bonus.   Upon execution of this Agreement, Executive
             shall receive $125,000.

             c.   Executive Benefits.   The Executive shall be entitled to
             participate in all benefit programs of the Company currently existing or hereafter made available to executives and/or other salaried employees, including, but not limited to, pension and, other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, disability and salary continuation, vacation and holidays, cellular telephone and all related costs and expenses, long-term disability, and other fringe benefits.

             d.   Vacation.   During each fiscal year of the Company, the
             Executive shall be entitled to reasonable vacation time and to utilize such vacation as the Executive shall determine; provided however, that the Executive shall evidence reasonable judgment with
             regard  to   appropriate   vacation   scheduling.  Notwithstanding
             the foregoing, employee shall be entitled to four (4) weeks vacation per year, with unused vacation accruing to the following year.

             e.   Business Expense Reimbursement.   During, the Term of
             employment, the Executive shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided the Executive properly accounts therefor.

             f.   Automobile Expenses.   The Company shall provide the Executive
             with an automobile allowance not to exceed $1,200.00 per month plus insurance. The Company shall also pay all reasonable maintenance of for the automobile that is the subject of the automobile allowance.

         6.  Consequences of Termination of Employment.

             a.   Death.   In the event of the death of the  Executive  during
             the Term, salary shall be paid to the Executive's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive for a period of one
             (1) year from and after the date of death.

             b.   Disability.

                  (1) In the event of the Executive's disability, as hereinafter defined, the Executive shall be entitled to compensation in accordance with the Company's disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive the Executive's salary for a period, at the annual rate in effect immediately prior to the commencement of disability, of not less than 180 days from the date on which the disability has been deemed to occur as hereinafter provided below. Any amounts provided for in this Section 6(b) shall be offset by other long-term disability benefits provided to the Executive by the Company.

                  (2) "Disability," for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Executive is unable by reason of sickness or accident, to perform the Executive's duties under this Agreement for an aggregate of 180 days in any twelve-month period or (B) the Executive his a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

         Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to disability as provided in the preceding paragraph, the Executive becomes reemployed, whether as an Executive or a consultant to the Company, any salary, annual incentive payments or other benefits earned by the Executive from such reemployment shall offset any salary continuation due to the Executive hereunder commencing with the date of re-employment.

             c. Termination by the Company for Cause.

                  (1) Nothing herein shall prevent the Company from terminating Employment for "Cause," as hereinafter defined. The Executive shall continue to receive salary for a period ending two (2) years after the date of such termination plus any accrued Bonus through such date of termination. Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

                  (2) "Cause" shall mean and include those actions or events specified below in subsections (A) through (E) to the extent the same occur, or the events constituting the same take place, subsequent to the date of execution of this Agreement:
                  (A) Committing or participating in an injurious act of fraud, gross neglect or embezzlement against the Company;
                  (B)committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) conviction of an act or acts constituting a felony under the laws of the United States or any state thereof, or (E) any assignment of this Agreement by the Executive in violation of Section 13 of this Agreement. No actions, events or circumstances occurring or taking place at any time prior to the date of this Agreement shall in any event constitute or provide any basis for any termination of this Agreement for Cause;

                  (3) Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in this Section 6(c)contained in this Agreement and specifying the particulars thereof and the Executive shall be given a thirty (30) day period to cure such conduct, if possible.

             d.  Termination by the Company Other than for Cause

                  (1) The foregoing notwithstanding, the Company may terminate the Executive's employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on Cause, as provided in Section 6(c) above, the Company may terminate this Agreement upon giving three (3) months' prior written notice. During such three (3) month period, the Executive shall continue to perform the Executive's duties pursuant to this Agreement, and the Company shall continue to compensate the Executive in accordance with this Agreement The Executive will receive, at the Executive's option, either (A) a lump sum equal to the "Compensation and Benefits," as hereinafter defined, for the remaining balance of the Term of this Agreement, at the then current rate, reduced to present value, as set forth in Section 280G of the Internal Revenue Code or (B) for the remaining balance of the Term of this Agreement from and after the date of any such termination, the Company shall on the last day of each calendar month pay to the Executive such "Compensation and Benefits," which shall be an amount equal to (Y) One Hundred percent (100%) of the Executive's compensation and benefits set forth in Section 5, which shall specifically include the Salary and Executive Benefits (the "Compensation and Benefits"), on the date of any such termination, divided by
                  (Z) twelve (12). provided, however, that if (A) there is a decrease in the Executive's Compensation and Benefits of more than five (5%) percent prior to termination for any reason other than for "Cause", and (B) the Executive is terminated without cause, the Compensation and Benefits shall be as existed immediately prior to such a decrease. The Executive will be entitled to continued Compensation and Benefits coverage and credits as provided in Section 5 or to reimbursement for the cost of providing the Executive with comparable benefit coverage during the term in which the Executive is receiving payments from the Company after termination pursuant to Section 6(d). Such benefit coverage will be offset by comparable coverage provided to the Executive in connection with subsequent employment.

                  (2) In the event that the Executive's employment with the Company is terminated pursuant to this Section 6(d),
                  Section 6(f), Section 6(g) of this Agreement and all references thereto shall be inapplicable as to the Executive and the Company.

             e. Voluntary Termination. In the event the Executive terminates the Executive's employment on the Executive's own volition (except as provided in Section 6(f) and/or Section 6(g)) prior to the expiration of the Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Executive shall be limited to the same rights and benefits as provided in connection with a termination for Cause as provided in Section 6(c).

             f.   Constructive Termination of Employment.   If the Executive so
             elects, a termination by the Company without Cause under Section 6(d) shall be deemed to have occurred upon the occurrence of one or more of the following events without the express written consent of the Executive:

                  (1) a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3; or

                  (2)   any reduction in the Executive's salary; or

                  (3)   a material breach of the Agreement by the Company, or

                  (4) a material reduction of the Executive's benefits under any employee benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the effective date of the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

                  (5) failure by a successor company to assume the obligations under the Agreement.

         Anything herein to the contrary notwithstanding, the Executive shall give written notice to the Board of Directors of the Company that the Executive believes an event has occurred which would result in a Constructive Termination of the Executive's employment under this
         Section 6(f), which written notice shall specify the particular act or acts, on the basis of which the Executive intends to so terminate the Executive's employment, and the Company shall then be given the opportunity, within fifteen (15) days of its receipt of such notice to cure said event, provided, however, there shall be no time period permitted to cure a second or subsequent occurrence under this Section 6(f)(whether such second occurrence be of the same or a different event specified in subsections (1) through (5) above).

             g.   Termination Following a Change of Control.

                  (1) In the event that a "Change in Control" or an "Attempted Change in Control" as hereinafter defined, of the Company shall occur at any time during the Term hereof, the Executive shall have the right to terminate the Executive's employment under this Agreement upon thirty (30) days written notice given at any time within one year after the occurrence of such event, and such termination of the Executive's employment with the Company pursuant to this Section 6(g)(1), and, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6(h) of this Agreement.

                  (2) For purposes of this Agreements a "Change in Control" of the Company shall mean a change in control (A) as set forth in
                  Section 280G of the Internal Revenue Code or (B) of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

                        (A) any "person" other than the Executive, (as such term is used in Section 13(d) and 14(d) of the Exchange
                        Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%)or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or,

                        (B) the individuals who at the commencement date of the Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the commencement of the Agreement; or

                        (C) there is a failure to elect three or more (or such number of directors as would constitute a majority of the Board of Directors) candidates nominated by management of the Company to the Board of Directors; or

                        (D) the business of the Company for which the Executive's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

         Anything herein to the contrary notwithstanding, this Section 6(g)(2) will not apply where the Executive gives the Executive's explicit written waiver stating that for the purposes of this Section 6(g)(2) a
         Change in Control shall not  be  deemed  to  have  occurred.   The
         Executive's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

         An "Attempted Change in Control" shall be deemed to have occurred if any substantial attempt, accompanied by significant work efforts and expenditures of money, is made to accomplish a Change in Control, as described in subparagraphs (A), (B), (C) or (D) above whether or not such attempt is made with the approval of a majority of the then current members of the Board of Directors.

                  (3) In the event that, within twelve (12) months of any Change in Control of the Company or any Attempted Change in
                  Control of the  Company,  the Company   terminates  the
                  employment of the Executive under this Agreement, for any reason other than for Cause as defined in Section 6(c), or the Executive's employment is constructively terminated as defined in Section 6(f), then, in any such event such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6(d) of this Agreement.

             h. Compensation and Benefits Upon Termination of Executive Employment. In the event of any termination of Executive's employment Other than for Cause under Section 6(d), or any termination of Executive's employment pursuant to Section 6(f) or
             Section 6(g), on the effective date of any such termination, the Executive shall be entitled to receive the following:

                  (1) All life, disability and health insurance benefits to which he was entitled to continue to receive thirty (30) days prior to the Effective Date of the Settlement Agreement, for a period of two (2) years following the effective date of such termination; provided that in the Executive's sole discretion, the Executive may receive the cash equivalent of all or any part of such life, disability and/or health insurance benefits from the Company in lieu of receiving such benefits; plus

                  (2) Compensation equal to three (3) times the Executive's annual Salary, based upon the greater of the Executive's Salary (i) immediately prior to the effective date of termination or (ii) or as of ninety (90) days prior to the
                  effective date of termination.   All  Compensation   shall  be
                  payable to the Executive bi-weekly; provided that in the event that the Executive is entitled to receive the Compensation as a result of a Change in Control, at the Executive's option, the Executive may receive either (i) a lump sum equal to the Compensation due to the Executive pursuant to Section 6(h) reduced to present value, as set forth in Section 280G of the Internal Revenue Code or
                  (ii) bi-weekly; plus

                  (3) The provisions of this Section 6(h) notwithstanding, the Compensation and Benefits to be received by the Executive pursuant to this Section 6(h) shall not exceed the amount set forth in Section 162(m) of the Internal Revenue Code, or its successor provision.

         7. Indemnification. The Executive shall continue to be covered by the Certificate of Incorporation and/or the Bylaws of the Company with respect to matters occurring on or prior to the date of termination of the Executive's employment with the Company, subject to all the provisions of Nevada and Federal law and the Certificate of Incorporation and Bylaws of the Company then in effect. Such reasonable expenses, including attorneys' fees, that may be covered by the Certificate of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company's Certificate of Incorporation and Nevada law. To the extent that any such payments by the Company pursuant to the Company's Certificate of Incorporation and/or Bylaws may be subject to repayment by the Executive pursuant to the provisions of the Company's Certificate of Incorporation or Bylaws, or pursuant to Nevada or Federal law, such repayment shall be due and payable by the Executive to the Company within twelve (12) months after the termination of all proceedings, if any, which relate to such repayment and to the Company's affairs for the period prior to the date of termination of the Executive's employment with the Company and as to which Executive has been covered by such applicable provisions.

         8. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

         9. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail return receipt requested, by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

         10. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         11. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or in the case of a waiver, by the party to be charged.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

         13. Binding Effective/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

         14. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Executive is located.

         15. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         16. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         17. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement, which shall survive such termination in accordance with their terms.

         18. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         19. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

         20. Venue. Company and Executive acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 15th Judicial Circuit (or its successor) in and for Broward County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         21. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.


THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, he parties have executed this Agreement as of date set forth in the last paragraph of this Agreement.

Witness:                                         The Company:

                                                TEE-RIFIK CORP.

/S/ERIC WARM                                   By:/S/JACK LEVINE
------------                                  ------------------
Eric Warm                                Jack Levine, Vice President


Witness:                                       THE EXECUTIVE

/S/ERIC WARM                                 /S/MARK ALFIERI
------------                                 ---------------
Eric Warm                                      Mark Alfieri






                              SCHEDULE A




1998     $450,000.00 Base Salary

1999     $250,000.00 Base Salary




BONUS STRUCTURE

         Net Income to Company               Bonus Payment  (1)
         -------------------------           ------------------
           $1.00 - $250,000.00                No Bonus
         $250,000.01 - $350,000.00            A $50,000.00 Bonus
         $350,000.01 - $450,000.00            An additional $50,000.00 Bonus
         $450,000.01 - $500,000.00            An additional $25,000.00 Bonus

------------------------------------


(1) Bonuses will be proportionate to the Company receiving a minimum bottom line of $250,000.00 after bonuses paid.



2000     $250,000.00 Base Salary



BONUS STRUCTURE

         Net Income to Company               Bonus Payment  (1)
         -------------------------           ------------------
               $1.00 - $500,000.00            No Bonus
         $500,000.01 - $600,000.00            A $50,000.00 Bonus
         $600,000.01 - $700,000.00            An additional $50,000.00 Bonus
         $700,000.01 - $750,000.00            An additional $25,000.00 Bonus

----------------------------

(1) Bonuses will be proportionate to the Company receiving a minimum bottom line of $500,000.00 after bonuses paid.



    Witness:                                   The Company:

                                               TEE-RIFIK CORP.

  /S/ERIC WARM                               By:/S/JACK LEVINE
  ------------                               -----------------
  Eric Warm                             Jack Levine, Vice President

      Witness:                                  THE EXECUTIVE

  /S/ERIC WARM                                 /S/MARK ALFIERI
  ------------                                 ---------------
   Eric Warm                                     Mark Alfieri